UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2026, Rob Gehring, currently the Chief Executive Officer, Americas (“CEO Americas”) of Monster Energy Company (“MEC”), provided notice to the Board of Directors (the “Board”) and management of Monster Beverage Corporation (the “Company”) of his intention to resign as CEO Americas, effective as of November 30, 2026 (the “Effective Date”), to return to The Coca-Cola Company (“TCCC”). Mr. Gehring will join TCCC as president of its North America operating unit. Mr. Gehring will remain in his role at the Company through the Effective Date. The Company and the Board thank Mr. Gehring for his contributions during his time with the Company and look forward to partnering with him in his new role at TCCC.

Effective December 1, 2026, Emelie C. Tirre, Chief Strategy Officer of MEC, will assume responsibility for the Americas and the Caribbean on an interim basis. In her prior position as Chief Commercial Officer of the Americas, the Caribbean and Oceania through February 24, 2026, Ms. Tirre oversaw the Company’s sales, development and expansion in markets in the United States, Canada, Latin America, Oceania and the Caribbean. Biographical information regarding Ms. Tirre, age 57, is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2026, and such information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: September 25, 2026	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors and Chief Executive Officer